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                                                               EXHIBIT 24 (m)(1)

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Amendment No. 16 to the Registration Statement of Vestaur Securities, Inc. on Form N-2 (File No. 811-
2320) of our Independent Auditors' Report dated December 21, 1998, on our audit of the financial statements of Vestaur Securities, Inc. as of November 30, 1998 and for the periods then ended referred to in our report.

We also consent to the reference to our firm under the caption "Independent Public Accountant" in the Prospectus in Amendment No. 16 to the Registration Statement on Form N-2 (File No. 811-2320) and related Prospectus of Vestaur Securities, Inc. to be filed with the Securities and Exchange Commission on March 30, 1999.


                                                /s/ Deloitte & Touche LLP
                                                -------------------------
                                                    Deloitte & Touche

Boston, Massachusetts
March 29, 1999

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